SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) – December 28, 2005

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24347	65-0694077

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ultimate Way, Weston, Florida		33326

(Address of principal executive offices)		(Zip Code)
(954) 331-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
     From December 28, 2005 through and including December 31, 2005, the Company entered into agreements with each of its named executive officers and directors, as well as other employees, to amend their respective Nonqualified Stock Option Agreements (“Option Agreements”) with respect to certain outstanding option grants under the Company’s Nonqualified Stock Option Plan (“Option Plan”). Additionally, beginning on December 28, 2005 through and including December 31, 2005, the Company entered into agreements with each of Robert A. Yanover, Rick A. Wilber, LeRoy A. Vander Putten, and James A. FitzPatrick, Jr. to amend certain of their outstanding Director Fee Option Award Agreements (“Award Agreements”) with respect to option grants under the Company’s 2005 Equity and Incentive Plan. At its 2005 Annual Meeting of Stockholders on May 17, 2005, the Company’s stockholders approved the 2005 Equity and Incentive Plan which replaced the Option Plan and no further awards were granted under the Option Plan subsequent to such approval.
     The amendments to the Option Agreements are effective with respect to all outstanding awards previously granted under the Option Plan. The amendments to the Award Agreements are effective with respect to all outstanding awards previously granted under the Company’s 2005 Equity and Incentive Plan and all awards granted in the future under such plan. The modifications are intended to eliminate a potential unfavorable accounting consequence relating to the accounting treatment of the Company’s equity-based awards under the Financial Accounting Standards Board’s Statement of Accounting Standards No. 123 (revised 2004), “Share-Based Payment, which is effective for the Company beginning January 1, 2006 (“SFAS 123R”).
     The amendment to the Option Agreement was made solely to the provision relating to a cash settlement payment upon a change of control. Absent the amendment, upon a change of control (as such term is defined in the Option Plan) of the Company, options would be automatically terminated and the option holder would receive a cash payment for each option terminated equal to the amount by which the consideration being paid in the change of control for each share of Company’s stock exceeds the option’s exercise price. The amendment makes such cashing out of options upon a change of control discretionary rather than mandatory. As such, the Compensation Committee of the Board has the authority to determine how options would be treated in a change of control of the Company, including whether the options would be cashed out, substituted for options of another company involved in the change of control or otherwise adjusted or modified as appropriate to maintain and protect the rights and interests of the option holders. The form of amended Option Agreement is filed herewith as Exhibit 10.1 — Form of Nonqualified Stock Option Agreement.
     With respect to the Award Agreement, the amendment was made solely to the provision regarding a cash settlement payment upon or following an exercise event (as such term is defined in the Award Agreement). The amendment removes the provision which provided that to the extent the option holder fails to exercise the option prior to the expiration of the exercise period described in the Award Agreement, the option would be automatically cancelled immediately prior to such expiration, and the option holder would be paid a cash settlement payment as soon as practicable following such cancellation. The form of amended Award Agreement is filed herewith as Exhibit 10.2 — Form of Director Fee Option Award Agreement.
Item 9.01 Financial Statements, Pro Form Financial Information and Exhibits.
(c) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Nonqualified Stock Option Agreement

10.2	Form of Director Fee Option Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Mitchell K. Dauerman
	Name:	Mitchell K. Dauerman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: January 3, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Form of Nonqualified Stock Option Agreement

10.2	Form of Director Fee Option Award Agreement

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